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                                                                    Exhibit 23.1



            Consent of Independent Registered Public Accounting Firm



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 33-61665, 33-08779, 33-08781 and 33-95103) of Transcat, Inc. of our report dated May 19, 2003, except for Note 1A, as to which the date is June 17, 2004, relating to the financial statements and financial statement schedule, as amended, which appear in this Form 10-K/A.


                              /s/  PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Rochester, New York
June 17, 2004